BYLAWS

                                       OF

                            EMPYREAN BIOSCIENCE, INC.


                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1. PLACE OF STOCKHOLDERS' MEETINGS. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     Section 2. DATE, HOUR AND PURPOSE OF ANNUAL MEETINGS OF STOCKHOLDERS. Annual Meetings of Stockholders, commencing with the year 2001, shall be held on such day and at such time as the Directors may determine from time to time by resolution, at which meeting the stockholders shall elect, by a plurality of the votes cast at such election, a Board of Directors, and transact such other business as may properly be brought before the meeting. If for any reason a Board of Directors shall not be elected at the Annual Meeting of Stockholders, or if it appears that such Annual Meeting is not held on such date as may be fixed by the Directors in accordance with the provisions of the Bylaws, then in either such event the Directors shall cause the election to be held as soon thereafter as convenient.

     Section 3. SPECIAL MEETINGS OF STOCKHOLDERS. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders entitled to vote may be called by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, the Secretary or by the Board of Directors, and shall be called by any of the foregoing at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the meeting. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

     Section 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise expressly required or permitted by the laws of Delaware, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, at the commencement of the
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meeting,  the lack of proper  notice  to such  stockholder,  or who shall  waive notice thereof as provided in Article IX herein.

     An Affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 5. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote (which, if any vote is to be taken by classes, shall mean the holders of a majority of the votes entitled to be cast by the stockholders of each such class) present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders. The stockholders present at a duly convened meeting may continue to transact business until adjournment notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining.

     Section 6. ADJOURNMENTS. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, without notice to the stockholders, if the time and place to which it is adjourned is announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the stockholders, present in person or by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

     Section 7. ORDER OF BUSINESS. Such person as the Board of Directors may have designated or, in the absence of such person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meting shall be such person as the chairman appoints. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

     Section 8. LIST OF STOCKHOLDERS. It shall be the duty of the secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

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     Section  9.  VOTING.  Except  as  otherwise  provided  by  law  or  by  the
Certificate of Incorporation of the Corporation, each stockholder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation shall be entitled on each matter submitted to a vote at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation on the date fixed pursuant to Section 6 of Article V of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     If a quorum is present in person or represented by proxy at any meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation of the Corporation) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, (unless the question is one on which by express provision of law, the Certificate of Incorporation, or these Bylaws a different vote is required, in which event such express provision shall govern and control the decision of such question) and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class, present in person or represented in proxy, shall be the act of such class.

     Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors at the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     Any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent.

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     Section  10.  CLOSING  OF STOCK  LEDGER.  For the  purpose  of  determining stockholders entitled to notice of , or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock ledger of the Corporation shall be closed for a stated period but not to exceed in any event 60 days. If the stock ledger is closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock ledger, the board of directors may fix in advance a date as the record date pursuant to
Section 6 of Article V of these Bylaws for any such determination of stockholders. If the stock ledger is not closed and if no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date next preceding the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 10, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock ledger and the stated period of closing has expired.


                                   ARTICLE II

                                    DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 2. NUMBER; ELECTION; TERM; QUALIFICATION. The number of directors which shall constitute the Board of Directors shall be not less than one. The first Board of Directors shall consist of the number of directors named in the Certificate of Incorporation of the Corporation. Thereafter, the number of directors that shall constitute the entire Board of Directors and whether such board is classified shall be determined by the provisions of the Certificate of Incorporation or if not so provided in the Certificate of Incorporation, as determined by resolution of the Board of Directors at any meeting thereof or by the stockholders at any meeting thereof, but shall never be less than one. At each annual meeting, directors shall be elected to hold office for a term of office expiring at the annual meeting at which the term of office of the class, if any, to which they have been elected expires and until their successors are elected and qualified. No director need be a stockholder, a resident of the State of Delaware, or a citizen of the United States.

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     Section 3.  REMOVAL.  Any director or the entire Board of Directors  may be removed only for cause and only by the vote of the holders of a majority of the shares then entitled to vote at the election of directors. For purposes of these Bylaws "cause" shall mean gross neglect or willful misconduct in the performance of the duties as a director.

     Section 4. QUORUM AND MANNER OF ACTING. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors may adjourn the meeting to another time and place. Notice of any adjourned meeting shall be given as set forth in Section 8 of this Article III. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called and noticed.

     Section 5. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

     Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by the Secretary upon the request of a majority of the directors.

     Section 8. NOTICE OF MEETINGS. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board of Directors shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place in writing or by electronic medium or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

     Section 9. RULES AND REGULATIONS. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem proper.

     Section 10. PARTICIPATION IN MEETING BY COMMUNICATIONS EQUIPMENT. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of any such committee by means of conference telephone or similar communications equipment by means of

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which all persons  participating  in the  meeting can hear each other,  and such participation in a meeting shall constitute presence in person at such meeting.

     Section 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

     Section 12. RESIGNATIONS. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 13. VACANCIES. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article I of these Bylaws. Any director elected in accordance with the preceding sentence of this Section 13 shall hold office until such director's successor shall have been elected and qualified.

     Section 14. COMPENSATION. Directors shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, directors shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

                                   ARTICLE III

                                   COMMITTEES

     Section 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint from among its members and from time to time may fill vacancies in an Executive
Committee to serve during the pleasure of the Board. The Executive Committee shall consist of three members, or such greater number of members as the Board of Directors may by resolution from time to time fix. One of such members shall be the Chairman of the Board and another shall be the Vice Chairman of the

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Board, who shall be the presiding officer of the Committee. During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the powers of the Board in the management of the business and affairs of the Corporation conferred by these Bylaws or otherwise. The Committee shall keep a record of all its proceedings and report the same to the Board. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee.

     Section 2. OTHER COMMITTEES. The Board of Directors may also appoint from among its members such other committees of two or more Directors as it may from time to time deem desirable, and may delegate to such committees such powers of the Board as it may consider appropriate.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. NUMBER; TERM OF OFFICE. The officers of the Corporation shall consist of a Chairman of the Board (who shall be the Chief Executive Officer), a President (who shall be the Chief Operating Officer), a Secretary and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors and shall hold office until a successor is elected and qualified or until earlier resignation or removal. Any number of offices may be held by the same person. The Board of Directors may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties.

     Section 2. REMOVAL. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for the purpose, or, except in the case of any officer elected by the Board of Directors, by any committee or superior officer upon whom such power may be conferred by the Board of Directors.

     Section 3. RESIGNATION. Subject at all times to the right of removal as provided in Section 2 of this Article IV, any officer may resign at any time by giving notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the President or, in the event of the resignation of the President, the Board of Directors may designate an effective date for such resignation that is earlier than the date specified in such notice but that is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

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     Section 5. POWERS AND DUTIES OF  OFFICERS.  The offices of the  Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

     Section 1. STOCK CERTIFICATES.

          (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or the President or the Vice Chairman or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

          (b) If such a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles and, if permitted by Delaware law, any other signature on the certificate may be a facsimile.

          (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

     Section 2. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

     Section 3. TRANSFER OF RECORD OWNERSHIP. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

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     Section   4.  LOST,   STOLEN  OR   DESTROYED   CERTIFICATES.   Certificates
representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

     Section 5. TRANSFER AGENT, REGISTRAR, RULES RESPECTING CERTIFICATES. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

     Section 6. FIXING RECORD DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. The Board of Directors may fix in advance a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall not be more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                       SECURITIES HELD BY THE CORPORATION

     Section 1. VOTING. Unless the Board of Directors shall otherwise order, the Chairman, the Vice Chairman, the President, any Vice President or the Treasurer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

     Section 2. GENERAL AUTHORIZATION TO TRANSFER SECURITIES HELD BY THE CORPORATION.

          (a) Any of the following officers, to-wit: the Chairman, the President, any Vice President, the Treasurer or the Secretary of the Corporation shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written

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     instruments  of assignment  and transfer  necessary or proper to effectuate the authority hereby conferred.

          (b) Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the Bylaws and of such officers is still in full force and effect.

                                   ARTICLE VII

                                    DIVIDENDS

     Section 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. PAYMENT AND RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.

     Section 3. RECORD DATE. The Board of Directors may, to the extent provided by law, prescribe a period, in no event in excess of sixty (60) days, prior to the date for payment of any dividend, as a record date for the determination of stockholders entitled to receive payment of any such dividend, and in such case such stockholders and only such stockholders as shall be stockholders of record on said date so fixed shall be entitled to receive payment of such dividend, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

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                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 1. SIGNATURES OF OFFICERS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. The signature of any officer upon any of the foregoing instruments may be a facsimile whenever authorized by the Board.

     Section 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 3. SEAL. Upon resolution of the Board of Directors, the Corporation may elect to have a corporate seal. In such event, the corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Delaware". Said seal may be used for causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                       WAIVER OF OR DISPENSING WITH NOTICE

     Whenever any notice whatsoever is required to be given under the laws of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

                                    ARTICLE X

                               AMENDMENT OF BYLAWS

         The power to amend or repeal these Bylaws or to adopt new Bylaws is vested in the Board of Directors.